Exhibit 10.49

SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (this “Agreement and Release”) sets forth the parties’ agreement relating to the separation of employment of Shelley Broader (“Employee”) from Chico’s FAS, Inc. or an Affiliate (“Company”). The effective date of Employee’s termination of employment from Company will be April 24, 2019 (the “Employment Termination Date”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Chico’s FAS, Inc. Officer Severance Plan (the “Plan”). The terms of the Agreement and Release are as follows:
GENERAL RELEASE.
In consideration of the mutual promises made herein and the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee hereby agree as follows:
1. Severance. In exchange for Employee’s entering into this Agreement and Release, Company will pay Employee the benefits pursuant to and subject to the terms of the Plan for an involuntary termination of Employee’s employment by Company (the “Severance Benefits”).
2.     Release. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned Employee, for herself, her spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge Company officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Employee’s employment with the Company or any Affiliate and the termination of Employee’s employment.
The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims under common law including wrongful or retaliatory discharge, breach of contract, claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 and 1991, the National Labor Relations Act (“NLRA”), the Age Discrimination in Employment Act (“ADEA”), the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act (“OWBPA”), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, and any other federal, state, or local statute or regulation regarding discrimination in employment or the termination of employment, and any other federal or state statute or regulation for non-payment of wages, bonuses, commissions or other compensation, and for libel, slander, assault, battery, tort or any other theory under the common law of any state.

This also includes a release by Employee of any claims based upon public policy or related matters, breach of the implied covenant of good faith and fair dealing, implied or express employment contracts and/or estoppel, breach of contract, and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Employee’s employment with the Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This release and waiver does not apply to any claims or rights that may arise after the date Employee signs this Agreement and Release. The foregoing release does not cover any right to indemnification that may exist under any agreement of Company regardless of when any claim is filed.
Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to (a) file a charge or complaint with or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information and (b) exercise the Employee’s rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees. Employee does, however, waive Employee’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee’s behalf, except for any rights Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency. Employee represents and warrants that Employee has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.
Employee agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Employee may bring a claim under the ADEA or the OWBPA to challenge this Agreement and Release. If Employee violates this Agreement and Release by suing Releasees, other than under the ADEA or the OWBPA, Employee shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Agreement and Release is intended to reflect any party’s belief that Employee’s waiver of claims under ADEA or the OWBPA is invalid or unenforceable, it being the interest of the parties that such claims are waived.
Employee and Company agree and confirm that no reference herein to any specific claim or statute is intended to limit the scope of this Agreement and Release.
3.     Non-Admission. The Parties also mutually understand and agree that this Agreement and Release does not constitute any admission of fault, responsibility or liability on the part of Company, its Affiliates, divisions, directors, officers, employees, volunteers, registered members or agents, or Employee. Employee agrees and acknowledges that Company has denied, and continues to deny and will deny all allegations of any wrongdoing relating to Employee’s employment, termination of that employment with Company, and any claim that Company has committed any wrongful or discriminatory act.

4.     Restrictive Covenants.
a.    Confidential Information: Non-Disclosure. Employee acknowledges that the business of Company is highly competitive and that Company has provided and will provide Employee with access to Confidential Information relating to the business of Company. “Confidential Information” means and includes Company’s confidential and/or proprietary information and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to Company’s relationship with that customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; customer lists; research; financial and sales data; trading terms; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; prospective customers’ names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. Employee acknowledges that this Confidential Information constitutes a valuable, special, and unique asset used by Company in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Company in maintaining their competitive position.
Employee agrees that Employee will not, at any time after Employee’s Employment Termination Date make any unauthorized disclosure of any Confidential Information of Company, or make any use thereof.
Nothing in this Agreement and Release is intended to or will be used in any way to limit Employee’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
b.    Non-Competition Obligations. Employee acknowledges that Company provided Employee with access to Confidential Information. Employee’s non-competition obligations are ancillary to Company’s agreement to provide severance pay under this Agreement and Release and disclosure of Confidential Information to Employee. In order to protect the Confidential Information described above, and in consideration for Employee’s receiving access to this Confidential Information and right to severance benefits under this Agreement and Release, Employee agrees to the following non-competition provision:

During the twenty-four (24) month period following Employee’s Employment Termination Date, Employee will not, directly or indirectly, perform any job, task, function, skill, or responsibility for a Competing Business that Employee has provided for Company in the 12-month period preceding the Employee’s Termination Date. For purposes herein, a Competing Business shall mean any direct competitor of Company, which, in general, means a specialty retailer of: (i) better women’s intimate apparel, sleepwear and bath and body products; or (ii) better women’s apparel whose target customers are 35 years of age or older and have an annual household income of $75,000 or more. Competing Business includes, but is not limited to: The J. Jill Group, Inc., L Brands, Inc., Soft Surroundings Holdings, LLC, The Talbots, Inc., GAP, Inc., Victoria’s Secret Stores, Inc., and Ascena Retail Group, Inc.
Employee understands that the foregoing restrictions may limit Employee’s ability to engage in certain businesses and during the period provided for above, but acknowledges that these restrictions are necessary to protect the Confidential Information Company has provided to Employee.
Employee agrees that this provision defining the scope of activities constituting competition with Company is narrow and reasonable for the following reasons: (i) Employee is free to seek employment with companies other than the Competing Businesses named above; and (ii) there are many companies other than the Competing Businesses. Thus, this restriction on Employee’s ability to compete does not prevent Employee from using and offering the skills that Employee possessed prior to receiving Confidential Information, specialized training, and knowledge from Company.
c.    Non-Solicitation of Employees. During the twenty-four (24) month period following the Employee’s Employment Termination Date for any reason, Employee will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of Company whom Employee had contact with, knowledge of, or association with in the course of employment with Company to terminate his or her employment, and will not assist any other person or entity in such a solicitation.
5.     Representations Regarding Company Property and Knowledge of Wrongdoing. Employee represents that Employee has returned or will return on or immediately after the Employment Termination Date all Company property in Employee’s possession including all computer-related equipment, keys, credit cards, telephone calling cards, building identification cards, and files/diskettes relating to Company and its clients. Employee further represents that he/she has no knowledge or suspicion of any illegal or unethical conduct or other wrongdoing by an officer, director, employee or agent of Company which he/she has not reported previously to Company.
6.     Non Disparagement. Employee agrees that Employee will not, directly or indirectly, disparage Company, or its successors, corporate affiliates, assigns, officers, directors, shareholders, attorneys, employees, agents, trustees, representatives, or insurers. Such prohibited disparagement shall include communicating or disclosing any information or communications to anyone or entity which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise.

7.     Reasonable Cooperation. Employee acknowledges and agrees that, during the course of Employee’s employment with Company, Employee was involved in, and may have information or knowledge of, business matters that may become the subject of legal action, including threatened litigation, investigations, administrative proceedings, hearings or disputes. As such, upon reasonable notice, Employee agrees to cooperate fully with any investigation into, defense or prosecution of, or other involvement in, claims to which Employee has personal and relevant knowledge that is or may be made by or against Company. This agreement to cooperate includes talking to or meeting with such persons at times and in such places as Company and Employee reasonably agree to, as well as giving truthful evidence and truthful testimony. Company shall reimburse Employee for reasonable out-of-pocket expenses actually incurred in connection with such assistance. Employee also promises to notify Company within five (5) days if Employee is subpoenaed or contacted by a third party seeking information about Company activities.
8.     Entire Agreement; No Other Promises. Except as to any continuing obligation of Company and Employee under any Restrictive Covenant Agreement or employee benefit plans, the parties hereto acknowledge and represent that this Agreement and Release contains the entire agreement between Employee and Company, and supersedes and takes priority over any other written or oral understanding or contract that may have existed in the past between Employee and Company or any of its current or former affiliates. If Employee has signed a Restrictive Covenant Agreement (“RCA”), and there is any conflict between this Agreement and Release and the RCA, the terms most favorable to Company govern. Employee further acknowledges and represents that neither Company nor any of its agents, representatives or employees have made any promise, representation or warranty whatsoever, express, implied or statutory, not contained herein, concerning the subject matter hereof other than as set forth herein, to induce Employee to execute this Agreement and Release, and Employee acknowledges that Employee has not executed this Agreement and Release in reliance on any such promise, representation or warranty. Employee understands and further acknowledges and agrees that following the Employment Termination Date, Company will no longer need Employee’s services and that Company will not have any obligations to Employee following that date except as provided in any Company employee benefit plan and this Agreement and Release.
9.     OWBPA and Effective Date. Employee is being provided a copy of this Agreement and Release on April 24, 2019. Employee has been given at least twenty-one (21) days to consider whether to accept this Agreement and Release. Employee is advised to consult with an attorney about this Agreement and Release. To accept the Agreement and Release, Employee must sign it after April 24, 2019, but before the 21 days has expired, and return it to the attention of: Company, Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966 c/o Kristin Gwinner, Chief Human Resources Officer. Once Employee has accepted this Agreement and Release, Employee will have seven (7) days in which to revoke acceptance. To revoke, Employee must send a written statement of revocation by registered mail, return receipt requested, to Company, Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966, c/o Greg Baker, SVP and General Counsel. If Employee does not revoke, the eighth (8th) day after Employee’s date of acceptance will be the effective date of this Agreement and Release (the “Effective Date”). Subject to Section 1 of this Agreement and

Release, payment of severance benefits will commence on the first payroll date following Employee’s execution and non-revocation of the Agreement and Release.
Please note that if Employee does not return the signed and dated Agreement and Release to Company c/o Kristin Gwinner by midnight on the date the twenty-one (21) days has expired, the offer to pay benefits under this Agreement and Release will be automatically withdrawn.
10.     Breach. In the event that Employee breaches any of Employee’s obligations under the Plan or this Agreement and Release, payments under this Agreement and Release shall cease.
11.     Enforcement/Severability. This Agreement and Release shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida, without regard to its choice of law provisions. If any term or condition of this Agreement and Release shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Agreement and Release shall be construed without such term or condition.
12.     Amendment. This Agreement and Release may not be amended or modified in any way, except pursuant to a written instrument signed by both parties.
13.     Knowing and Voluntary Release. Employee expressly acknowledges and agrees that Employee’s waiver of rights under this Agreement and Release is knowing and voluntary; that Employee is signing this Agreement and Release of Employee’s own free will and not because of any threats or duress; Employee acknowledges Employee received a copy of this Agreement and Release on April 24, 2019; Employee is hereby given a period of at least 21 days to review and consider this Agreement and Release before signing and returning it; and that Employee has read and understands the terms of this Agreement and Release and has voluntarily accepted these terms for the purpose of making a full and final compromise, settlement and adjustment of any and all claims, disputed or otherwise, on account of the termination of Employee’s relationship with Company and for the express purpose of precluding forever any further claims arising out of such relationship or its termination as set forth above.
HAVING READ AND UNDERSTOOD THE RELEASE, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS SEPARATION AGREEMENT AND RELEASE, THE PARTIES HERETO HAVE EXECUTED THIS SEPARATION AGREEMENT AND RELEASE AS OF THE DAY AND YEAR FIRST WRITTEN BELOW.

/s/ Shelley Broader
Shelley Broader
Dated: 5/2/19

Chico’s FAS, Inc.

By: /s/ Kristen Gwinner
Kristin Gwinner, Chief Human Resources Officer
Dated: 5/2/19

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